CTI Industries Corporation and Subsidiaries

                                                        Quarter Ended June 30               Year to Date June 30
                                                         2001            2000              2001              2000
                                                     (Unaudited)      (Unaudited)       (Unaudited)       (Unaudited)
                                                    -------------    -------------     -------------     -------------
Basic
Average shares outstanding:
  Weighted average number of shares of
    common stock outstanding during the
    period                                              1,207,944        1,207,944         1,207,944         1,207,944
                                                    =============    =============     =============     =============

Net income:
  Net income  (loss)                                $      23,508    $    (356,144)    $    (152,232)    $    (225,457)

  Amount for per share computation                  $      23,508    $    (356,144)    $    (152,232)    $    (225,457)
                                                    =============    =============     =============     =============

  Per share amount                                  $        0.02    $       (0.29)    $       (0.13)    $       (0.19)
                                                    =============    =============     =============     =============


Diluted Average shares outstanding:
  Weighted average number of shares of
    common stock outstanding during the
    period                                              1,207,944        1,207,944         1,207,944         1,207,944
  Net additional shares assuming stock
    options and warrants exercised and
    proceeds used to purchase treasury
    stock                                                    --               --                --                --
                                                    -------------    -------------     -------------     -------------
  Weighted average number of shares and
    equivalent shares of common stock
    outstanding during the period                       1,207,944        1,207,944         1,207,944         1,207,944
                                                    =============    =============     =============     =============

Net income:
  Net income (loss)                                 $      23,508    $    (356,144)    $    (152,232)    $    (225,457)

  Amount for per share computation                  $      23,508    $    (356,144)    $    (152,232)    $    (225,457)
                                                    =============    =============     =============     =============

  Per share amount                                  $        0.02    $       (0.29)    $       (0.13)    $       (0.19)
                                                    =============    =============     =============     =============